UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2005

Pioneer Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31230 (Commission File Number)	06-1215192 (IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 570-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On June 3, 2005, Pioneer Americas LLC (“PALLC”), the U.S. operating subsidiary of the registrant, entered into an agreement with Marnell Properties, LLC (“Marnell”), pursuant to the terms of which PALLC has agreed to sell to Marnell approximately sixty acres of real property adjacent to PALLC’s chlor-alkali manufacturing facility in Henderson, Nevada. The closing of the transaction is subject to the completion by Marnell of due diligence and the satisfaction of other customary conditions to closing. If those conditions are satisfied, it is expected that the transaction will be completed in the third or fourth quarter of 2005. PALLC anticipates that it will realize approximately $22.8 million in net proceeds from the sale of the property.

     If any of PALLC’s Tranche A indebtedness, which consists of Senior Secured Floating Rate Guaranteed Notes due 2006 and Senior Floating Rate Term Notes due 2006, is outstanding at the time of the closing of the sale, the net proceeds from the sale must be applied to the mandatory redemption and prepayment of that indebtedness. PALLC recently redeemed and prepaid $18.3 million of Tranche A indebtedness, and $6.9 million of Tranche A indebtedness remains outstanding. The outstanding balance of the Tranche A indebtedness is subject to redemption and prepayment if the registrant’s cash flow for the current or further quarters, as determined under the terms of the debt agreements, exceeds certain thresholds. Any amount of the proceeds from the land sale that is not applied to the redemption and prepayment of outstanding Tranche A indebtedness will be applied to an offer for the partial redemption of the 10% Senior Secured Guaranteed Notes due 2008 issued by the registrant’s Canadian operating subsidiary, PCI Chemicals Canada Company. To the extent the redemption offer is not accepted, the remaining net proceeds will be used for general corporate purposes.

     A copy of a press release issued by the registrant relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of June 7, 2005 Announcing an Agreement to Sell Certain Real Property.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Kent R. Stephenson
Kent R. Stephenson
Vice President, General Counsel and Secretary

Dated: June 7, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of June 7, 2005 Announcing an Agreement to Sell Certain Real Property.